                                                                  EXHIBIT 23.3

                  [HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD]

September 4, 1997

To Whom It May Concern:

We consent to the use of our firm's name and description of our fairness opinion and analysis, prepared in connection with the proposed merger of Advanced NMR Systems, Inc. and Advanced Mammography Systems, Inc., in the Advanced NMR Systems, Inc. and Advanced Mammography Systems, Inc. proxy statement.

Very truly yours,

/s/ Houlihan, Lokey, Howard & Zukin, Inc.
-----------------------------------------
HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.